Exhibit 99.1

Middle Kingdom Alliance Corp. Announces Separate Trading of Common Stock and Warrants

[PR Newswire • 2007-03-13]

SHANGHAI, China and ATLANTA, March 13 /PRNewswire-FirstCall/ — Middle Kingdom Alliance Corp. (OTC Bulletin Board: MKGBU.OB; MKGDU.OB) today announced the voluntary separation of the Company’s units. The holders of the Company’s units may now elect to separately trade the Common Stock, Class B Common Stock, Class A Warrants and Class B Warrants included in the Company’s units. Those units not separated will continue to trade on the OTCBB under the symbols MKGBU.OB (Class A Units) and MKGDU.OB (Class B Units). The Company has been informed by the OTCBB that commencing March 14, 2007, the Common Stock is expected to trade under the symbol MKGD; the Class B Common Stock — MKGBB, the Class A Warrants — MKGDW, and the Class B Warrants — MKGBW. The Company has been informed by the Pink Sheets that commencing today, the Common Stock is trading under the symbol MKGD; the Class B Common Stock — MKGBB, the Class A Warrants — MKGDW, and the Class B Warrants — MKGBW. I-Bankers Securities Incorporated, was the Managing Underwriter for the company’s initial public offering, which was consummated on December 19, 2006.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities.

About Middle Kingdom Alliance Corp.

Middle Kingdom Alliance Corp. is a company with offices in Shanghai, People’s Republic of China and in Atlanta, Georgia, USA. The Company was formed for the purpose of completing a merger, capital stock exchange, asset purchase or other similar business combination with a company having its primary or substantial operations in the People’s Republic of China.

CONTACT: David A. Rapaport of Middle Kingdom Alliance Corp., +1-404-257-9150

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the timing of the commencement of trading for the Company’s component securities. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such, statements.